Exhibit 3.890

State of California Kevin Shelley Secretary of State	File # 200504510230 ENDORSED — FILED In the office of the Secretary of State of the State of California

LIMITED LIABILITY COMPANY	FEB - 9 2005
ARTICLES OF ORGANIZATION
KEVIN SHELLEY
A $70.00 filing fee must accompany this form.	Secretary of State

IMPORTANT — Read instructions before completing this form.	This Space For Filing Use Only

ENTITY NAME (End the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”)
1.	NAME OF LIMITED LIABILITY COMPANY

San Diego Landfill Systems, LLC

PURPOSE (The following statement is required by statute and may not be altered.)
2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave Item 4 blank).

3.	NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

C T Corporation System

4.	IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA	CITY	STATE	ZIP CODE

CA

MANAGEMENT (Check only one)
5.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:
☐	ONE MANAGER

☐	MORE THAN ONE MANAGER

☑	ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION
6.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7.	I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

	/s/ Steven M. Helm	February 8, 2005

	SIGNATURE OF ORGANIZER	DATE

Steven M. Helm TYPE OR PRINT NAME OF ORGANIZER

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.)

8.	NAME	Elaine Kuether

	FIRM	Allied Waste Industries, Inc.

	ADDRESS	15880 N Greenway-Hayden Loop, Suite 100

	CITY/STATE/ZIP	Scottsdale, AZ 85260

LLC-1 (REV 12/2004)	APPROVED BY SECRETARY OF STATE